UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2016
T-MOBILE US, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

12920 SE 38th Street
Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000
(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement
On October 28, 2016, T-Mobile USA, Inc. (“T-Mobile USA”), a direct and wholly-owned subsidiary of T-Mobile US, Inc. (the “Company”), extended the commitment periods under $4,000,000,000 of note purchase facilities which are currently being provided by Deutsche Telekom AG (“DT”). The commitments, which were scheduled to expire in November 2016, have been extended through May 2017. The Company estimates an aggregate monthly interest savings of up to $17,000,000 for the duration of the extended commitments.

T-Mobile USA is not required to pay any commitment fees or other compensation to DT in connection with the extensions. T-Mobile USA is required to reimburse DT for its cost of hedging arrangements related to the extensions, which cost is estimated to be approximately $2,000,000 a month for the duration of the extended commitments.

The note purchase facilities are being provided to T-Mobile USA under (i) the purchase agreement, dated April 25, 2016, among T-Mobile USA the guarantors party thereto (including the Company), and DT, pursuant to which DT has agreed to purchase from T-Mobile USA up to $1,350,000,000 aggregate principal amount of T-Mobile USA’s 6.000% Senior Notes due 2024, (ii) the purchase agreement, dated April 29, 2016, among T-Mobile USA, the guarantors party thereto (including the Company), and DT, pursuant to which DT has agreed to purchase from T-Mobile USA up to $650,000,000 aggregate principal amount of T-Mobile USA’s 6.000% Senior Notes due 2024 and (iii) the purchase agreement, dated March 6, 2016, among T-Mobile USA, the guarantors party thereto (including the Company), and DT, pursuant to which DT has agreed to purchase from T-Mobile USA $2,000,000,000 aggregate principal amount of T-Mobile USA’s 5.300% Senior Notes due 2021.

The commitments under the purchase agreements may be exercised by T-Mobile USA at any time on or prior to May 5, 2017, with a latest permissible issuance date of May 31, 2017.

No other material terms of the notes or conditions to issuance contained in the purchase agreements have been modified.

DT is the Company’s majority stockholder and a holder of a portion of T-Mobile USA’s outstanding debt, as further described in the Company’s periodic reports with the U.S. Securities and Exchange Commission.

The foregoing description of each of the amendment to the purchase agreements is a summary only and is qualified in its entirety by the full and complete terms of the amendments which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 - Financial Statements and Exhibits
The following exhibits are furnished as part of this report:
(d) Exhibits:

Exhibit	Description
10.1
Amendment No. 1 to Purchase Agreement, dated as of October 28, 2016, to Purchase Agreement, dated as of March 6, 2016, by and among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Telekom AG.

10.2
Amendment No. 1 to Purchase Agreement, dated as of October 28, 2016, to Purchase Agreement, dated as of April 25, 2016, by and among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Telekom AG.

10.3
Amendment No. 1 to Purchase Agreement, dated as of October 28, 2016, to Purchase Agreement, dated as of April 29, 2016, by and among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Telekom AG.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

November 2, 2016	/s/ J. Braxton Carter
J. Braxton Carter Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1
Amendment No. 1 to Purchase Agreement, dated as of October 28, 2016, to Purchase Agreement, dated as of March 6, 2016, by and among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Telekom AG.

10.2
Amendment No. 1 to Purchase Agreement, dated as of October 28, 2016, to Purchase Agreement, dated as of April 25, 2016, by and among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Telekom AG.

10.3
Amendment No. 1 to Purchase Agreement, dated as of October 28, 2016, to Purchase Agreement, dated as of April 29, 2016, by and among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Telekom AG.